Exhibit 5

ALLSTATE LIFE INSURANCE COMPANY

LAW AND REGULATION DEPARTMENT

 3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Direct Dial Number 847-402-2271

Facsimile 847-326-6742

Angela K. Fontana
Director, Vice President,
Secretary and General Counsel

March 6, 2013

TO:     ALLSTATE LIFE INSURANCE COMPANY
            NORTHBROOK, ILLINOIS 60062

FROM:   ANGELA K. FONTANA
                DIRECTOR, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:         FORM S-3 REGISTRATION STATEMENT
               UNDER THE SECURITIES ACT OF 1933
               FILE NO. 333-______

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as The Allstate Advisor Variable Annuities - Allstate Advisor, Allstate Advisor Plus, Allstate Advisor Preferred; The Allstate Variable Annuities - Allstate Variable Annuity, Allstate Variable Annuity – L Share; and The Allstate Advisor Variable Annuities – Advisor, Advisor Preferred (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement.

Sincerely,

/s/ ANGELA K. FONTANA ---------------------------------------- Angela K. Fontana Director, Vice President, Secretary and General Counsel